EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-44254 on Form S-8 of our report dated April 24, 2003, appearing in this Annual Report on Form 10-K of Syms Corp and subsidiaries for the fiscal year ended March 1, 2003.

Deloitte & Touche LLP /s/

Parsippany, New Jersey

May 28, 2003